                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 23, 2004

                       SKYWAY COMMUNICATIONS HOLDING CORP.
               (Exact name of registrant as specified in charter)

          Florida                    000-32033                65-0881662
(State or other jurisdiction        (Commission              (IRS Employer
     of incorporation)              File Number)          Identification No.)

 6021 142nd Ave. North, Clearwater, FL                            33760
(Address of principal executive offices)                        (Zip Code)

       Registrant's telephone number, including area code: (727) 535-8211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR
230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.13e-4(c))

                                       1

ITEM 8.01 OTHER EVENTS

     On December  14,  2004, a lawsuit was  commenced  against the Company,  its
Chief Executive Officer and President by Nazar Talib, individually and on behalf of certain  Company  shareholders  in the United States  District  Court for the
Eastern  District of Arkansas.  Mr. Talib is a stockbroker  that was involved in the  solicitation  of certain  foreign  investors in the Company.  The Complaint alleges  that the Company (i)  engaged in the sale of  unregistered  securities;
(ii) made certain  misrepresentations  regarding the investment in the Company's securities;  (iii) breached the provisions of the Arkansas  Securities  Act; and
(iv) breached its contractual  obligations to the plaintiffs.  In addition,  the
Complaint alleges that Messrs. Kovar and Kent breached their fiduciary duties to the Company. The plaintiffs have alleged that they are entitled to rescission of their investment as an equitable remedy and have further sought damages from the
Company  and  Messrs.   Kovar  and  Kent.

        The  Company  vigorously  denies  the allegations  in the Complaint and believes that the  allegations  have no merit.  The Company was served with the
Complaint  on December  17, 2004 and intends to undertake a vigorous defense of these allegations and seek  compensatory  relief from Mr. Talib by initiating counterclaims against him.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Skyway Communications Holding Corp.

Date:  December 23, 2004            /s/ Jim Kent
                                   Jim Kent
                                   Chief Executive Officer